                                United States
                     Securities and Exchange Commission
                           Washington, D.C.  20549


                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        DISCOVER CARD MASTER TRUST I
           (Exact name of registrant as specified in its charter)



       Delaware                       0-23108                  Not required
-----------------------       ------------------------     -------------------
(State of organization)       (Commission File Number)     (I.R.S. Employer
                                                           Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                                19720
--------------------                                              ----------
(Address of principal                                             (Zip Code)
executive offices)


                   SECURITIES TO BE REGISTERED PURSUANT TO
                          SECTION 12(b) OF THE ACT:



                                                         Name of each exchange
Title of each class                                      on which each class
to be so registered                                      is to be registered
-------------------                                      -------------------
      None                                                      None


                   SECURITIES TO BE REGISTERED PURSUANT TO
                          SECTION 12(g) OF THE ACT:


  Series 1997-4 Floating Rate Class A Credit Card Pass-Through Certificates Series 1997-4 Floating Rate Class B Credit Card Pass-Through Certificates
  -------------------------------------------------------------------------
                              (Title of Class)






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Item 1.  Description of Registrant's Securities to be Registered.

         Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 16 to 29 of the Prospectus dated October 24, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103) and on pages S-16 to S-29 of the Prospectus Supplement dated October 24, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103).

Item 2.  Exhibits

              Exhibit 4.1 (a)          Pooling and Servicing Agreement, dated
                                       as of October 1, 1993, between Greenwood
                                       Trust Company as Master Servicer,
                                       Servicer and Seller and U.S. Bank
                                       National Association d/b/a First Bank
                                       National Association (successor trustee
                                       to Bank of America Illinois, formerly
                                       Continental Bank, National Association)
                                       as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master
                                       Trust I's Registration Statement on Form
                                       S-1 (Registration No. 33-71502), filed
                                       on November 10, 1993).

              Exhibit 4.1 (b)          First Amendment to Pooling and Servicing
                                       Agreement, dated as of August 15, 1994,
                                       between Greenwood Trust Company as
                                       Master Servicer, Servicer and Seller
                                       and U.S. Bank National Association d/b/a
                                       First Bank National Association
                                       (successor trustee to Bank of America
                                       Illinois, formerly Continental Bank,
                                       National Association) as Trustee
                                       (incorporated by reference to Exhibit
                                       4.4 of Discover Card Master Trust I's
                                       Current Report on Form 8-K, dated August
                                       1, 1995 and filed on August 10, 1995,
                                       File No. 0-23108).

              Exhibit 4.1 (c)          Second Amendment to Pooling and
                                       Servicing Agreement, dated as of
                                       February 29, 1996, between Greenwood
                                       Trust Company as Master Servicer,
                                       Servicer and Seller and U.S. Bank
                                       National Association d/b/a First Bank
                                       National Association (successor trustee
                                       to Bank of America Illinois, formerly
                                       Continental Bank, National Association)
                                       as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master
                                       Trust I's Current Report on Form 8-K,
                                       dated April 30, 1996 and filed on May 1,
                                       1996, File No. 0-23108).




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              Exhibit 4.2              Series Supplement, dated as of
                                       October 31, 1997, between Greenwood
                                       Trust Company as Master Servicer,
                                       Servicer and Seller and U.S. Bank
                                       National Association as Trustee, with
                                       respect to Series 1997-4, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated October 31, 1997, File No. 0-23108).

              Exhibit 99.1             Prospectus Supplement dated
                                       October 24, 1997 and Prospectus dated
                                       October 16, 1997 with respect to the
                                       Floating Rate Class A Credit Card
                                       Pass-Through Certificates and the
                                       Floating Rate Class B Credit Card
                                       Pass-Through Certificates of Discover
                                       Card Master Trust I, Series 1997-4.




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                                  Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Discover Card Master Trust I
                                           (Registrant)

                                           By: Greenwood Trust Company
                                           (Originator of the Trust)



Dated: October 31, 1997                    By: /s/ John J. Coane
                                               ---------------------------
                                               John J. Coane
                                               Vice President, Director of
                                               Accounting and Treasurer



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                                EXHIBIT INDEX
                                -------------


Exhibit No.                                                                Page
-----------                                                                ----
  4.1 (a)       Pooling and Servicing Agreement,                           ---
                dated as of October 1, 1993,
                between Greenwood Trust Company as
                Master Servicer, Servicer and Seller and
                U.S. Bank National Association d/b/a
                First Bank National Association (successor
                trustee to Bank of America Illinois,
                formerly Continental Bank, National
                Association) as Trustee (incorporated by
                reference to Exhibit 4.1 of Discover Card
                Master Trust I's Registration Statement on
                Form S-1 (Registration No. 33-71502),
                filed on November 10, 1993).

  4.1 (b)       First Amendment to Pooling and Servicing                   ---
                Agreement, dated as of August 15, 1994,
                between Greenwood Trust Company as
                Master Servicer, Servicer and Seller and U.S.
                Bank National Association d/b/a First
                Bank National Association (successor trustee
                to Bank of America Illinois, formerly
                Continental Bank, National Association) as
                Trustee (incorporated by reference to Exhibit 4.4
                of Discover Card Master Trust I's Current Report
                on Form 8-K, dated August 1, 1995 and filed on
                August 10, 1995, File No. 0-23108).

  4.1(c)        Second Amendment to Pooling and Servicing Agreement,       ---
                dated as of February 29, 1996, between Greenwood
                Trust Company as Master Servicer, Servicer and
                Seller and U.S. Bank National Association d/b/a
                First Bank National Association (successor
                trustee to Bank of America Illinois, formerly
                Continental Bank, National Association) as Trustee
                (incorporated by reference to Exhibit 4.4 of Discover
                Card Master Trust I's Current Report on Form 8-K,
                dated April 30, 1996 and filed on May 1, 1996, File
                No. 0-23108).



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

  4.2           Series Supplement, dated as of October 31, 1997,           ---
                between Greenwood Trust Company as Master
                Servicer, Servicer and Seller and U.S. Bank National
                Association as Trustee, with respect to Series 1997-4,
                including form of Class A Certificate and form of Class B
                Certificate (incorporated by reference to Exhibit 4.1 of
                Discover Card Master Trust I's Current Report on Form 8-K,
                dated October 31, 1997, File No. 0-23108).


  99.1          Prospectus Supplement dated October 24, 1997 and
                Prospectus dated October 16, 1997 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through
                Certificates of Discover Card Master Trust I,
                Series 1997-4.




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